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                                                                   EXHIBIT 10.42

                         SYKES ENTERPRISES, INCORPORATED
                             STOCK OPTION AGREEMENT
                         FOR 2001 EQUITY INCENTIVE PLAN

                        (PERFORMANCE-ACCELERATED OPTION)

         This Stock Option Agreement ("Option Agreement") is entered into as of the 8th day of January, 2002 by and between Sykes Enterprises, Incorporated, a Florida corporation (the "Corporation"), and JOHN H. SYKES, an employee of the Corporation or one of its subsidiaries (the "Optionee").

         WHEREAS, the board of directors of the Corporation (the "Board") has duly adopted the 2001 Equity Incentive Plan (the "Plan"), which authorizes the Corporation to grant to eligible individuals options for the purchase of shares of voting common stock, par value $.01 per share, of the Corporation (the "Stock"); and

         WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock in order to provide the Optionee with an incentive to advance the interests of the Corporation and its subsidiaries, all according to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. GRANT OF OPTION. Subject to the terms of the Plan (attached hereto as Exhibit A, the terms of which are incorporated herein by this reference), the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth herein and in the Plan 1,250,000 shares of Stock. The Option shall constitute and be treated as a nonqualified stock option. The date of grant of the Option is JANUARY 8, 2002 (the "Grant Date"), the date on which the grant of the Option was approved in accordance with the terms and conditions of the Plan.

         2. PRICE. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $9.10 per share.

         3. EXERCISE OF OPTION. Except as otherwise provided herein and in the Plan, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

         3(a).    TIME OF EXERCISE OF OPTION. Subject to the limitation on
exercise set forth in Section 3(d) hereof, the Option shall vest and first become exercisable by the Optionee on the fourth (4th) anniversary of the Grant Date, provided that Optionee is then still employed on a full-time basis by the


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Corporation or a Subsidiary. Notwithstanding the foregoing, the date upon which the Option, or part thereof, will vest and first become exercisable will be accelerated to the date or dates (each an "Accelerated Vesting Date") upon which the performance objectives set forth on Exhibit B hereto (the "Performance Objectives") are attained, but only if Optionee was employed with the Corporation or a Subsidiary on a continuous, uninterrupted, and full-time basis from the Grant Date up through and including the Accelerated Vesting Date. The determination of whether the Optionee and/or Corporation have attained all of the Performance Objectives, and the date on which the Accelerated Vesting Date (if any) will occur, shall be made by the Administrator in its sole and absolute discretion, and the Administrator's determination will be final and conclusive and binding on the Optionee.

         3(b).    RETIREMENT, DEATH OR DISABILITY. If an Optionee: (i) dies
while employed by the Corporation or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Corporation or a Subsidiary as a result of such Optionee's retirement, provided that the Corporation or such Subsidiary has consented in writing to such Optionee's retirement, then, in each such case, the unvested portion of the Option shall immediately terminate and such Optionee, or the duly authorized representatives of such Optionee, shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to Section 3(d) below, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death, disability or retirement. In the discretion of the Administrator of the Plan, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year. For the purposes of this Option Agreement, the terms "Subsidiary" and "Administrator" shall have the respective meanings set forth in the Plan.

         3(c).    TERMINATION OF EMPLOYMENT. During the life of an Optionee, an
Option shall be exercisable only by such Optionee and only within one (1) month after the termination of the Optionee's employment with the Corporation or a Subsidiary, other than by reason of the Optionee's death, permanent disability or retirement with the consent of the Corporation or a Subsidiary as provided in
Section 3(b) above, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of Section 3(d) below. Notwithstanding the foregoing, if the Optionee's employment is terminated for cause, or the Optionee terminates his own employment with the Corporation, all Options theretofore granted and not yet exercised (whether or not vested) shall terminate immediately on the date of termination of employment. "Cause" shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Corporation or any of its Subsidiaries, or if the Optionee does not have any employment agreement, "cause" shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Corporation,
(ii) the material negligence of, or failure to perform, the Optionee's duties to the Corporation or (iii) if the Optionee is convicted of a felony or a misdemeanor which substantially impairs the Optionee's ability to perform his or her duties to the Corporation.


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         3(d).    LIMITATIONS ON EXERCISE OF OPTION. If the Optionee owned
capital stock of the Corporation possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Corporation as of the Grant Date (a "10% Shareholder"), then in no event may the Option be exercised, in whole or in part, after five (5) years following the Grant Date. If the Optionee is not a 10% Shareholder, then in no event may the Option be exercised, in whole or in part, after ten (10) years following the Grant Date. In no event may the Option be exercised for a fractional share.

         3(e).    ASSIGNMENT OF OPTION. Options shall not be assignable or
transferable by the Optionee other than by will or by the laws of descent and distribution. Except as provided herein, no Option, and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Corporation.

         4. METHOD OF EXERCISE OF OPTION. Any payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in cash. Notwithstanding the foregoing, if permitted by the Administrator, the payment may be made by delivery of shares of Stock beneficially owned by the Optionee, or attestation by the Optionee to the ownership of a sufficient number of shares of Stock, or by a combination of cash and Stock, at the election of the Optionee with the consent of the Administrator; provided, however, that any shares of Stock so delivered or attested shall have been beneficially owned by the Optionee for a period of not less than six (6) months prior to the date of exercise. Any such shares of Stock so delivered or attested shall be valued at their Fair Market Value (as defined in the Plan) on the date of such exercise. The Administrator shall determine whether and if so the extent to which actual delivery of share certificates to the Corporation shall be required. The Administrator also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Stock may be issued directly to the Optionee's broker upon receipt of the Option purchase price in cash directly to the broker.

         5. EFFECT OF CHANGES IN CAPITALIZATION. Section 10 of the Plan shall apply to the Option.

         6. WITHHOLDING OF TAXES. The parties hereto recognize that the Corporation or any subsidiary thereof may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with certain dispositions of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or any subsidiary thereof may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or any subsidiary thereof having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Corporation or a subsidiary thereof. With the prior approval of the Corporation, however, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (a) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of the Option or (b) by delivering to the Corporation shares of Stock already owned by the Optionee. The shares so


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delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation in accordance with the Plan as of the date that the amount of tax to be withheld is to be determined.


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         7. DELIVERY OF SHARES. Shares of Stock purchased by the Optionee upon the partial or complete exercise of the Option shall be delivered to the Optionee upon notice of issuance given by the Corporation to its transfer agent.

         8. INTERPRETATION OF THIS OPTION AGREEMENT. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

         9. GOVERNING LAW. This Option Agreement is executed pursuant to and shall be governed by the internal laws of the State of Florida without reference to the conflict of law principles thereof.

         10. NOTICE. Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given: (i) when mailed or delivered to the Corporation at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Corporation. Any notice or delivery hereunder by the Corporation or its transfer agent to the Optionee shall be in writing and shall be deemed duly given: (i) when mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Optionee.

         11. ENTIRE AGREEMENT. This Option Agreement (including Exhibit A and Exhibit B hereto) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder or otherwise cause the Option granted hereunder not to qualify as an "incentive stock option" within the meaning of Section 422 of the Code (if applicable), but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         12. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors, personal representatives and permitted assigns of the parties hereto.

         13. COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.


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         14. FACSIMILE SIGNATURE. This Option Agreement may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Option Agreement shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Option Agreement.

         15. TAX CONSEQUENCES. The Optionee should consult his or her tax advisor regarding the tax consequences relating to the Option, including the exercise of the Option and the sale of the stock purchased upon such exercise, and the Corporation makes no representations regarding such tax consequences nor the ability for the Option or any part thereof to constitute an incentive stock option within the meaning of Section 422 of the Code.

                  [remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock
Option Agreement, or caused this Stock Option Agreement to be duly executed on their behalf, as of the day and year first above written.


                                    SYKES ENTERPRISES, INCORPORATED


                                    By: /S/ Jenna R. Nelson
                                       -----------------------------------------
                                    Name:    Jenna R. Nelson
                                    Title:   Sr. Vice President, Human Resources


                                    OPTIONEE:

                                    /S/ John H. Sykes
                                    --------------------------------------------
                                    John H. Sykes


                                    ADDRESS FOR NOTICE TO OPTIONEE:


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                                    EXHIBIT B

                 PERFORMANCE OBJECTIVES FOR ACCELERATED VESTING

PERFORMANCE OBJECTIVE                                                           NUMBER OF SHARES
---------------------                                                           ----------------
A portion of the Option (i.e., 250,000 shares) is vested                            250,000
immediately, as of the Grant Date, based on performance
achieved by Optionee in reorganizing and restructuring the
Corporation in fiscal year 2001, the performance of the
Corporation in fiscal year 2001, and in consideration of
Optionee entering into an Amended and Restated Executive
Employment Agreement pursuant to which Optionee agreed
to extend his time of service as an executive of the Corporation

Corporation meets or exceeds expectations at street level,                          250,000
as such expectations may be adjusted from time to time,
for earnings per share in Q1 of Fiscal Year 2002.

Corporation meets or exceeds expectations at street level,                          250,000
as such expectations may be adjusted from time to time,
for earnings per share in Q2 of Fiscal Year 2002.

Corporation meets or exceeds expectations at street level,                          250,000
as such expectations may be adjusted from time to time,
for earnings per share in Q3 of Fiscal Year 2002.

Corporation meets or exceeds expectations at street level,                          250,000
as such expectations may be adjusted from time to time,
for earnings per share in Q4 of Fiscal Year 2002.
                                                                                  ---------

TOTAL                                                                             1,250,000

In addition to the foregoing, the entire Option shall become immediately exercisable in the event the Board of Directors of the Corporation approves a transaction pursuant to which the capital stock or all or substantially all of the assets of the Corporation would be sold to a third party (excluding the Optionee or Optionee's Affiliates) and the proposed sale price per share of Stock pursuant to the transaction (as evidenced by a written agreement) exceeds by 30% or more the closing price of the Stock on the trading day immediately preceding the date on which such transaction is announced to the public.